Exhibit 10.3

FORM OF WARRANT TO PURCHASE SHARES OF

BAKKEN RESOURCES, INC.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT

Void after May __, 2016

This Warrant is issued to _____________________ (“Holder”) by BAKKEN RESOURCES, a Nevada company (the “Company”), on May __, 2011 (the “Warrant Issue Date”).  Holder has purchased an aggregate of USD $_______________ of convertible notes from the Company on even date herewith (the “Note”).

Reference is made herein to the Convertible Bridge Loan Agreement entered into by and between the Company and Holder as of the date hereof (the “Agreement”).

1.

Warrant Shares.  (a) In General.  Subject to the terms and conditions hereinafter set forth, Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company such number of shares of common stock of the Company (“Common Stock”) so that when such number of shares is divided by the Exercise Price (as hereinafter defined), the aggregate consideration is twenty percent (20%) of the amount of the Note.  Such number of shares shall be deemed the “Warrant Shares”.

Example: Assume Holder purchased $10,000 in Notes and that the exercise price of warrants in the Qualified Financing is $0.75 per share.  The number of Warrant Shares included in this Warrant shall be $2,000 (or 20% of the amount of the Notes) divided by the warrant exercise price (i.e. $0.75), or 2,667 Warrant Shares.

(b)

A “Qualified Financing” shall mean the next equity financing of the Company in an amount not to exceed $2,000,000 occurring within one year of the date hereof, as calculated on a primary issuance basis. Following such one year period, Holder has the right to extend such period upon written notice to the Company for an additional one year period, provided that Holder continues to hold the shares of Common Stock purchased under the Agreement.

(c)

Adjustments.  In the event that the Qualified Financing relates to the purchase of shares of the Company’s preferred stock which is convertible into shares of

Common Stock, then adjustments to the conversion price/ratio of such shares of preferred stock shall be applied also to the Warrant Shares.

(d)

Options/Warrant/etc. The Company may issue additional warrants, options or other instruments convertible into Common Stock which shall not be considered in connection with the calculation of the Warrant Shares.

(e)

At any time within thirty (30) days of the closing of a Qualified Financing, Holder may exchange this Warrant for warrants issued in the Qualified Financing (for the same number of Warrant Shares).

2.

Exercise Price.  The “Exercise Price” shall mean the exercise price of warrants issued in connection with a Qualified Financing.  This Warrant shall be exercised either in whole or in part, provided, however, that Holder or any permitted transferees of this Warrant shall only have the right to exercise this Warrant at one time during the Exercise Period (it being understood that exercise of this Warrant by the original Holder shall preclude any further transfers of this Warrant).

3.

Exercise Period.  This Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m. PT on May __, 2016.

4.

Method of Exercise.

(a)

Subject to Section 4(b) below, while this Warrant remains outstanding and exercisable, the Holder may effect a one-time exercise, in whole or in part, the purchase rights evidenced hereby.  Such exercise shall be effected by:

(i)

the surrender of this Warrant to the Secretary of the Company at its principal offices; and

(ii)

the payment to the Company of that portion of the Exercise Price for which this Warrant is being exercised.

(b)

The Company shall hold in escrow all payments delivered by Holder in connection with the exercise of this Warrant until share certificates evidencing Common Stock are prepared and delivered to Holder.  In the event that this Warrant is exercised in part, then the Company shall deem that portion of the Warrant Shares to be exercised and shall (i) return the unexercised portion of this Warrant to the Holder and (ii) issue a new warrant for such remaining unexercised portion of this Warrant.

5.

Certificates for Shares.  Upon the exercise of the purchase rights evidenced by this Warrant, the Holder exercising such purchase rights may request one or more certificates for the number of Warrant Shares so purchased (with appropriate restrictive legends, if applicable).

6.

Issuance of Shares.  The Company covenants that the Common Stock, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

7.

No Shareholder Rights.  Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such Warrant Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.  However, nothing in this Section 7 shall limit the right of the Holder to be provided the notices required under this Warrant.

8.

Transfers of Warrant.  Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, upon written notice to the Company, in whole or in part by the Holder only to (a) any person or entity that is an “accredited investor” (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended) or (b) to trusts for the benefit of lineal descendents of respective principals of the Holder or directly to family members of principals of Holder, as each may be permitted by applicable law or (c) to other entities under control or common control of the Holder or the Holder’s controlling members.  The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.  In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.  For the avoidance of doubt, transfers of this Warrant may be subject to the execution and delivery of additional documentation as may be reasonably requested by the Company in order to evidence the intention hereof that this Warrant is being held by the Holder for investment purposes only and is not intended to be distributed, except as contemplated herein.

9.

Successors and Assigns.  The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company and the Holder hereof and their respective successors and assigns.

10.

Amendments and Waivers.  Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

11.

Sale of the Company.  If at any time, while this Warrant, or any portion thereof, is outstanding and unexpired there shall be a Sale (as hereinafter defined), then, as a part of such Sale and a condition precedent to or concurrent with the consummation of such Sale, the Holder shall exercise or shall be deemed to have exercised this Warrant and lawful provision shall be made so that the Holder shall thereafter be entitled to receive either the following:

(a)

in the event of a Equity Sale (as hereinafter defined), as nearly as is practicable, that number of shares of stock or other securities or property of the successor or acquiring corporation resulting from such Equity Sale which a Holder would have been entitled to receive in such Equity Sale if this Warrant had been exercised immediately before such Equity Sale; or

(b)

in the event of an Asset Sale (as hereinafter defined), as nearly as is practicable, that portion of the consideration received by the Company representing the pro rata ownership by the Holder of the issued and outstanding shares of Common Stock which Holder would have been entitled to receive in such Asset Sale if this Warrant had been exercised immediately before such Asset Sale.

In any event, it is the express intent of the parties that following a Sale, Holder shall receive the same shares of stock, securities, property and/or other consideration on a pro rata basis entitled to other holders of Common Stock pursuant to such Sale.

As used herein, the term “Sale” shall mean either (i) an acquisition of the Company by another entity by means of a merger, consolidation, or other transaction or series of related transactions resulting in the exchange of the outstanding capital stock of the Company such that shareholders of the Company prior to such transaction own, directly or indirectly, less than 50% of the voting power of the surviving entity (a “Equity Sale”), or (ii) a sale or transfer of all or substantially all of the Company’s assets to any other person (an “Asset Sale”)

12.

Notices.  All notices required under this Warrant and shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail.  Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing).  Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).  Notices under this Warrant may also be given to the email addresses previously provided by the intended recipient, provided, however, that receipt of such notice shall not to have been deemed to occur if the sender receives notice or constructive notice that the recipient did not receive such notice by means of a “bounceback” or other similar notification.

13.

Attorneys’ Fees.  If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which it may be entitled.

14.

Captions.  The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

15.

Governing Law.  This Warrant shall be governed by the laws of the State of New York as applied to agreements among New York residents made and to be performed entirely within the State of New York.

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IN WITNESS WHEREOF, the Company caused this Warrant to be executed by an officer thereunto duly authorized.

BAKKEN RESOURCES, INC.

By: __________________________________

Name:

Title:

Address:______________________________

_____________________________________

_____________________________________

Fax:

Email:

Acknowledged and agreed:

_____________________________________

Address:______________________________

_____________________________________

_____________________________________

Fax:

Email: